UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2010

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.    Entry into a Material Definitive Agreement.

On June 21, 2010, GFI Group Inc., GFInet inc. and GFI Newgate Limited (collectively “GFI”) and The Kyte Group Limited and Kyte Capital Management Limited (together, “Kyte”) entered into a share purchase agreement (the “Share Purchase Agreement”) pursuant to which GFI will acquire 70% of the equity interests in Kyte for a purchase price of £38.3 million, subject to certain closing adjustments described below.  The purchase price will be comprised of approximately £22.4 million in cash, financed from GFI’s internal cash resources, and shares of common stock, par value $.01, of GFI Group Inc. (“Common Stock”) with an approximate value of £15.9 million.  Pursuant to the Share Purchase Agreement, the final purchase price will be subject to various adjustments, based on the price of the Common Stock and the amount of Kyte’s surplus capital at closing as well as the satisfaction of certain legal, financial and other criteria.  The transaction, which has been approved by the Financial Services Authority (FSA), is expected to close in July 2010 upon satisfaction of certain customary conditions.

Pursuant to the Share Purchase Agreement, GFI will purchase the remaining 30% equity interest in Kyte for a further cash payment, which will be calculated based on the performance of Kyte during the three year-period ending on June 30, 2013.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  The number of shares of Common Stock to be issued as part of the purchase price under the Share Purchase Agreement will be determined based on a formula calculated as of the date prior to closing.  Once the number of shares has been determined, the Company will file an amendment to this Current Report on Form 8-K to state the exact number of shares issued.

The issuance of the shares of Common Stock pursuant to the Share Purchase Agreement is exempt from the registration requirements under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act as a transaction by an issuer not involving a public offering.

Item 8.01.     Other Events

On June 21, 2010, GFI Group Inc. issued a press release announcing the transaction, a copy of which is set forth in Exhibit 99.1 hereto.

Item 9.01.     Financial Statements and Exhibits

(d)  Exhibits:

Exhibit	Description

99.1	Press release, dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.
Date: June 23, 2010
	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel